UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

REED’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32501	35-2177773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Merritt 7 PH Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 997-3337

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
Common stock, $0.0001 par value per share	REED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 29, 2026, Reed’s, Inc. (the “Company”) received a notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years and Section 1003(a)(iii) of the Company Guide requiring a company to have stockholders’ equity at least $6.0 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Notice also indicates that the Company is not currently eligible for any exemption in Section 1003(a) of the Company Guide (including the exemption provided for companies with total value of market capitalization exceeding $50 million, among other requirements).

In connection with its non-compliance with Section 1003(a)(ii) and Section 1003(a)(iii), the Company must submit a plan (the “Plan”) to the NYSE American by June 28, 2026, advising of actions it has taken or will take to regain compliance with the continued listing standards by November 29, 2027. If the NYSE American determines to accept the Plan, the Company will be notified in writing and will be subject to periodic reviews, including quarterly monitoring for compliance with the Plan. If the Company does not submit a plan or if the Plan is not accepted, NYSE American will commence delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards by November 29, 2027, or if the Company does not make progress consistent with the Plan, the NYSE American will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The common stock will continue to trade under the symbol “REED”, but will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance”.

The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the U.S. Securities and Exchange Commission.

The Company is committed to achieving compliance with the NYSE American’s continued listing standards. The Company intends to submit a Plan to the NYSE American on or before June 28, 2026 to regain compliance with the NYSE American continued listing standards by November 29, 2027; however, there can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required timeframe.

Item 8.01 Other Events.

On June 3, 2026, in accordance with the NYSE American’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 of this Current Report on Form 8-K. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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Cautionary Note Regarding Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements. These forward-looking statements may be identified by terms such as “believe,” “expect,” “intends,” “outlook,” “may,” “will” and similar expressions. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the Company’s expectations surrounding the submission of a Plan and regaining compliance with the NYSE American’s continued listing standards, and actions of the Company and/or the NYSE American to be taken with respect to matters discussed in the Notice. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could cause actual results to differ materially from those discussed in such forward-looking statements.

The risks and uncertainties referred to above include, but are not limited to: the Company’s ability to timely submit its Plan to the NYSE American, the acceptance of its Plan by the NYSE American and the Company’s ability to regain compliance with the listing standards set forth in the Company Guide by November 29, 2027, and other risks detailed from time to time in the Company’s public filings, including the Company’s annual report on Form 10-K filed on March 25, 2026, which will be available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reed’s, Inc.

Date: June 3, 2026	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer

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